Exhibit 99

For additional information:
Rick Green
President & CEO
Kerby E. Crowell
EVP & CFO
For Immediate Release	(405) 372-2230
Southwest Bancorp 1Q Results: One-Time Cash Receivable Write-Off Reduces Net Income; Effect on Assets and Capital Not Material; Portfolio Loans Grow 20%
     April 24, 2007, Stillwater, Oklahoma . . . . Southwest Bancorp, Inc. (Nasdaq National Market—OKSB), (“Southwest”), today reported net income for the first quarter of 2007 of $4.5 million, a 28% decrease from the $6.3 million reported for the first quarter of 2006. Diluted earnings per share were $0.31 compared to $0.44 per share for the 2006 period, a decrease of 30%. The first quarter results reflect a one-time write-off of the $2.5 million receivable for cash that was in the custody of an armored transportation company. This is the estimated maximum loss related to the receivable, and does not reflect potential recoveries, insurance coverage, or additional expenses of pursuing recoveries. The after tax effect of this write-off was $1.5 million or $0.10 per share. With related legal costs of approximately $300,000, this matter was responsible for a reduction in net income of $1.7 million or $0.12 per share. See “Cash Receivable” discussion below. The write off did not have a material effect on the assets or capital of Southwest or Stillwater National Bank and Trust (“Stillwater National”).
     Rick Green, President and Chief Executive Officer, stated, “The receivable write-off adversely affected the bottom line for the quarter. But we also had good news. At quarter end, portfolio loans were almost $1.7 billion, up by 20% over first quarter 2006, and 4% over last year-end. The increases in portfolio loans are the direct result of our geographic growth strategy. At March 31, 2007, our Texas and Kansas operations accounted for $777 million, almost half of total portfolio loans.”
Highlights

• Portfolio loans:	$1.7 billion, a 4% increase from year-end 2006 and a 20% increase from first quarter 2006

• First quarter net income:	$4.5 million, a 28% decrease from first quarter 2006

• Return on average equity:	9.04% for the first quarter 2007
(Please see Financial Tables 1 through 6 for additional financial information.)
Results of Operations
     The $1.8 million, or 28%, decrease in quarterly net income from the first quarter 2006 was the result of a $3.6 million (28%) increase in other expense and a $628,000 (16%) decrease in other income, offset in part by a $472,000 (2%) increase in net interest income, an $815,000 (30%) decrease in provision for loan losses, and a $1.2 million (30%) decrease in income taxes. Net income for the quarter included the effects of the $2.5 million write-off, approximately $300,000 in related legal expenses, and a $450,000 investment impairment charge reflected in securities losses.
     The $472,000 increase in net interest income for the quarter was primarily the result of increased loan yields. Although the provision for loan losses decreased, the allowance for loan losses increased to 1.56% of total loans at quarter end, up from 1.52% at December 31, 2006. The decrease in other income was mainly the result of a

Southwest Bancorp 1Q Results
$569,000 decrease in service charges mainly due to the decrease in the number of ATMs owned by Cash Source, Inc. (“CSI”), a subsidiary of Stillwater National, a $185,000 increase in net securities losses, mostly due to the $450,000 investment impairment charge, and a $207,000 decline in other noninterest income, offset in part by a $303,000 increase in gains on sales of loans. The decline in ATM charges related to reduced operations of CSI. (See “Cash Receivable,” below.) Although CSI’s ATM fees decreased in the first quarter, CSI did not produce a significant contribution to net income in the first quarter 2006 or the year ended December 31, 2006, and the reduction in its owned ATMs will not have a significant effect on future net income.
Financial Condition
     At March 31, 2007, total assets were $2.2 billion, a $23.6 million, or 1% increase from year-end 2006. Shareholders’ equity at March 31, 2007 totaled $201.8 million, a $4.3 million, or 2%, increase from December 31, 2006. Core deposits grew by $39.6 million, or 4%, since year end 2006. Consistent with our previous disclosures, student lending balances have decreased by $79.6 million from year-end 2006 and are expected to continue to decrease.
     Portfolio loans increased by $64.5 million, or 4%, during the first three months of 2007. Portfolio loans increased by $275.4 million, or 20%, from the first quarter 2006. Portfolio loans exclude loans held for sale, almost of all of which are student loans. Southwest’s growth in portfolio loans more than offset the expected reduction in loans held for sale.
     Southwest’s Texas and Kansas offices were responsible for an $86.8 million increase in total portfolio loans for the first quarter of 2007. At March 31, 2007, Southwest’s seven Texas and two Kansas offices accounted for $776.7 million in loans, or 47% of total portfolio loans, up from 43% at year-end 2006. Southwest added two experienced lenders in the first quarter to support the Texas growth strategy.
     Southwest’s Oklahoma offices were responsible for a $22.4 million decrease in total portfolio loans for the first quarter of 2007. Texas and Kansas offices more than offset this decrease, driving the increase in total portfolio loans.
     At March 31, 2007, the allowance for loan losses was $27.7 million, an increase of $435,000, or 2%, from the allowance for loan losses at December 31, 2006. This change is a result of growth in performing commercial and commercial real estate loans and an increase in the historical loss rate on performing secured commercial loans, offset in part by a decrease in the allowances on impaired loans and reductions in the allowance related to potential problem loans. At March 31, 2007, the allowance for loan losses was 1.56% of total loans, compared to 1.52% at year-end 2006. The unallocated allowance at March 31, 2007 was $2.3 million, or 8% of the total allowance. Management believes the amount of the allowance is appropriate, given its systematic methodology of calculation. Changes in the amount of the allowance resulted from the application of that methodology, which is designed to estimate inherent losses on total loans in the portfolio, including those on nonperforming loans.
     The reserve for unfunded loan commitments was $1.9 million at March 31, 2007 and at December 31, 2006.
     Other real estate at March 31, 2007 was $1.9 million, approximately the same balance as year-end 2006. Total nonperforming assets at March 31, 2007 were $31.3 million compared to $31.2 million at December 31, 2006.
     Nonaccrual loans totaled $27.0 million at March 31, 2007 compared to $26.7 million at December 31, 2006. Total nonperforming loans of $29.4 million increased $83,000 from year-end 2006 and represented 1.66% of total loans, compared to 1.64% at year-end 2006. At March 31, 2007, $1.4 million, or 5%, of loans classified as nonperforming were guaranteed by United States agencies or U.S. government sponsored entities.
     Performing loans considered potential problem loans, loans which are not included in the past due, nonaccrual, or restructured categories, but for which known information about possible credit problems cause management to be uncertain as to the ability of the borrowers to comply with the present loan repayment terms, amounted to approximately $52.3 million at March 31, 2007, compared to $50.6 million at December 31, 2006, a 3% increase.
Cash Receivable
     As previously disclosed, in December 2006, an armored transportation company failed to deliver to Stillwater National approximately $1.3 million in cash then due to it from certain ATMs owned by CSI. CSI discovered other cash shortages arising from the same company and Stillwater National has removed all cash from the other CSI

2

Southwest Bancorp 1Q Results
ATMs for which that company provided cash transportation. Earlier this year, Southwest estimated the maximum total potential loss from these cash shortages as $2.5 million, but was unable to reasonably estimate the actual loss.
     Stillwater National and CSI have filed legal action for the recovery of their funds, have notified law enforcement and bank regulatory authorities and their insurers, and continue to investigate the possible locations of the missing cash and other means of recovery, including the extent of insurance coverage. As a result of its continuing investigations including a continuing analysis of the custodian’s records, which were first obtained in March 2007, Southwest has estimated the loss as the total amount of the receivable, and has recorded a complete write-off of that amount as reflected in the financial statements for the first quarter of 2007. The financial statements also reflect related legal expenses incurred by Southwest in the first quarter of approximately $300,000. Southwest continues to vigorously pursue its investigation and efforts to recover the missing cash or otherwise mitigate its damages. Southwest is in the process of preparing its claim for insurance, which it intends to file in the second or early third quarter of 2007.
Southwest Bancorp and Subsidiaries
     Southwest Bancorp is the financial holding company for Stillwater National, SNB Bank of Wichita,, Healthcare Strategic Support, Inc., and Business Consulting Group, Inc. Through its subsidiaries, Southwest offers commercial and consumer lending, deposit, and investment services, and specialized cash management, consulting, and other financial services from offices in Oklahoma City, Stillwater, Tulsa, and Chickasha, Oklahoma; Austin, Dallas, Houston and San Antonio, Texas; and Kansas City and Wichita, Kansas, and on the Internet, through SNB DirectBanker®.
     Southwest focuses on converting its strategic vision into long-term shareholder value. This vision includes long-term goals for increasing earnings and banking assets from operations in Oklahoma, Texas, and Kansas that specialize in serving medical, professional, business, and commercial real estate customers and from more traditional banking operations, including community banking and student lending. Southwest’s strategic growth goals include growth from existing and additional offices in carefully selected markets in Texas and other states with concentrations of healthcare and health professionals, businesses, and their managers and owners, and commercial and commercial real estate borrowers, and careful expansion of community banking operations.
     Southwest was organized in 1981 as the holding company for Stillwater National, which was chartered in 1894. At March 31, 2007, Southwest had total assets of $2.2 billion, deposits of $1.8 billion, and shareholders’ equity of $201.8 million. Southwest became a public company in late 1993 with assets of approximately $434.0 million. Southwest’s growth to date has been accomplished without significant banking acquisitions.
     Southwest’s banking philosophy is to provide a high level of customer service, a wide range of financial services, and products responsive to customer needs with a focus on serving healthcare and health professionals, businesses and their managers and owners, and commercial and commercial real estate borrowers. This philosophy has led to the development of a line of deposit, lending, and other financial products that respond to professional and commercial customer needs for speed, efficiency, and information, and which complement more traditional banking products. Southwest seeks to build close relationships with businesses, professionals and their principals, and to service their evolving banking needs throughout their business development and professional lives.
     Southwest has developed a highly automated lockbox, imaging, and information service for commercial customers called “SNB Digital Lockbox,” and deposit products that automatically sweep excess funds from commercial demand deposit accounts and invest them in interest bearing funds. Other specialized financial services include integrated document imaging and cash management services designed to help our customers in the healthcare industry and other record-intensive enterprises operate more efficiently.
     Southwest’s two management consulting subsidiaries complement its banking services and help differentiate Southwest from competitors. Healthcare Strategic Support, Inc. provides management consulting services for physicians, hospitals, and healthcare groups. Business Consulting Group, Inc. provides marketing, strategic, logistics, and operations consulting for both small and large commercial enterprises.
     Southwest’s common stock is traded on the NASDAQ National Market under the symbol OKSB.
Forward-Looking Statements
     This Press Release includes forward-looking statements, such as: statements of Southwest’s goals, intentions, and expectations; estimates of risks and of future costs and benefits; assessments of the amount and timing of

3

Southwest Bancorp 1Q Results
problem loan payoffs and loan losses; off-balance sheet risk and market risk; and statements of Southwest’s ability to achieve financial and other goals. These forward-looking statements are subject to significant uncertainties because they are based upon: future interest rates, market behavior, and other economic conditions; future laws and regulations; and a variety of other matters. Because of these uncertainties, the actual future results may be materially different from the results indicated by these forward-looking statements. In addition, Southwest’s past growth and performance do not necessarily indicate its future results.

4

Southwest Bancorp 1Q Results
Financial Tables

Financial Highlights	Table 1
Consolidated Statements of Financial Condition	Table 2
Consolidated Statements of Operations	Table 3
Average Balances, Yields, and Rates-Quarterly	Table 4
Summary Financial Data by Quarter-2007 and 2006	Table 5
Supplemental Analytical Data by Quarter-2007 and 2006	Table 6

5

SOUTHWEST BANCORP, INC.	Table 1
UNAUDITED FINANCIAL HIGHLIGHTS
(Dollars in thousands except per share)

	First Quarter			Fourth Quarter
QUARTERLY HIGHLIGHTS			%		%
	2007	2006	Change	2006	Change
Operations
Net interest income	$22,714	$22,242	2%	$24,039	(6)%
Provision for loan losses	1,861	2,676	(30)	2,567	(28)
Other income	3,340	3,968	(16)	4,344	(23)
Other expense	16,831	13,190	28	15,691	7
Income before taxes	7,362	10,344	(29)	10,125	(27)
Taxes on income	2,862	4,065	(30)	3,672	(22)
Net income	4,500	6,279	(28)	6,453	(30)
Diluted earnings per share	0.31	0.44	(30)	0.44	(30)
Balance Sheet
Total assets	2,194,179	2,145,839	2	2,170,628	1
Loans held for sale	108,025	383,164	(72)	188,464	(43)
Portfolio loans	1,667,195	1,391,817	20	1,602,726	4
Total deposits	1,803,181	1,699,212	6	1,765,611	2
Total shareholders’ equity	201,777	176,945	14	197,510	2
Book value per share	14.14	12.52	13	13.87	2
Key Ratios
Net interest margin	4.34%	4.34%		4.47%
Efficiency ratio (GAAP-based)	64.60	50.32		55.28
Allowance to total loans	1.56	1.39		1.52
Nonperforming loans to total loans	1.66	1.43		1.64
Shareholders’ equity to total assets	9.20	8.25		9.10
Return on average assets	0.83	1.17		1.15
Return on average equity	9.04	14.48		13.06

SOUTHWEST BANCORP, INC.	Table 2
UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per share)

	March 31,	December 31,	March 31,
	2007	2006	2006
Assets
Cash and due from banks	$29,542	$46,618	$44,335
Federal funds sold	69,700	11,000	8,000

Cash and cash equivalents	99,242	57,618	52,335
Investment securities:
Held to maturity. Fair value: $4,286 $1,621 $1,528	4,332	1,630	1,534
Available for sale. Amortized cost: $258,678 $258,742 $264,669	257,329	255,904	258,409
Federal Reserve and FHLB Stock, at cost	12,445	12,315	11,915
Loans held for sale	108,025	188,464	383,164

Loans receivable	1,667,195	1,602,726	1,391,817
Less: Allowance for loan losses	(27,728)	(27,293)	(24,760)

Net loans receivable	1,639,467	1,575,433	1,367,057
Accrued interest receivable	21,774	24,269	15,173
Premises and equipment, net	21,945	21,818	20,862
Other real estate owned	1,869	1,873	7,124
Goodwill	1,213	1,213	194
Other intangible assets, net	2,981	3,069	1,396
Other assets	23,557	27,022	26,676

Total assets	$2,194,179	$2,170,628	$2,145,839

Liabilities and shareholders’ equity
Deposits:
Noninterest-bearing demand	$251,777	$254,415	$229,979
Interest-bearing demand	63,741	55,396	58,188
Money market accounts	394,668	371,912	389,688
Savings accounts	11,196	11,273	9,233
Time deposits of $100,000 or more	646,668	648,664	637,574
Other time deposits	435,131	423,951	374,550

Total deposits	1,803,181	1,765,611	1,699,212
Accrued interest payable	11,764	13,260	8,906
Income tax payable	—	1,136	3,022
Other liabilities	7,852	8,624	7,745
Other borrowings	123,212	138,094	203,616
Subordinated debentures	46,393	46,393	46,393

Total liabilities	1,992,402	1,973,118	1,968,894

Shareholders’ equity
Common stock — $1 par value; 20,000,000 shares authorized; 14,658,042 shares issued	14,658	14,658	14,658
Paid in capital	46,314	45,901	45,563
Retained earnings	148,574	146,197	129,996
Accumulated other comprehensive loss	(826)	(1,738)	(3,832)
Treasury stock, at cost, 385,632 417,535 524,867 shares	(6,943)	(7,508)	(9,440)

Total shareholders’ equity	201,777	197,510	176,945

Total liabilities and shareholders’ equity	$2,194,179	$2,170,628	$2,145,839

SOUTHWEST BANCORP, INC.	Table 3
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands except per share)

	For the three months
	ended March 31,
	2007	2006
Interest income
Loans	$40,286	$36,718
Investment securities	2,679	2,670
Other interest-earning assets	65	20

Total interest income	43,030	39,408

Interest expense
Interest-bearing deposits	17,223	13,405
Other borrowings	2,131	2,889
Subordinated debentures	962	872

Total interest expense	20,316	17,166

Net interest income	22,714	22,242

Provision for loan losses	1,861	2,676

Other income
Service charges and fees	2,235	2,774
Gain on sales of loans	1,208	905
Gain (loss) on investment securities	(448)	(263)
Other noninterest income	345	552

Total other income	3,340	3,968

Other expense
Salaries and employee benefits	8,125	7,240
Occupancy	2,403	2,567
FDIC and other insurance	123	127
Other real estate, net	(69)	108
General and administrative	6,249	3,148

Total other expenses	16,831	13,190

Income before taxes	7,362	10,344
Taxes on income	2,862	4,065

Net income	$4,500	$6,279

Basic earnings per common share	$0.32	$0.45
Diluted earnings per common share	0.31	0.44
Cash dividends declared per share	0.0925	0.0825

SOUTHWEST BANCORP, INC.	Table 4
UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES
(Dollars in thousands)

	For the three months ended March 31,
	2007			2006
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Loans	$1,846,844	$40,286	8.85%	$1,806,159	$36,718	8.24%
Investment securities	272,139	2,679	3.99	272,088	2,670	3.98
Other interest-earning assets	5,210	65	5.06	1,918	20	4.23

Total interest-earning assets	2,124,193	43,030	8.22	2,080,165	39,408	7.68

Other assets	81,727			96,913

Total assets	$2,205,920			$2,177,078

Liabilities and Shareholders’ Equity
Interest-bearing demand deposits	$60,462	$81	0.54%	$55,455	$63	0.46%
Money market accounts	371,496	3,962	4.33	397,990	3,748	3.82
Savings accounts	11,106	20	0.73	8,890	5	0.23
Time deposits	1,078,439	13,160	4.95	987,972	9,589	3.94

Total interest-bearing deposits	1,521,503	17,223	4.59	1,450,307	13,405	3.75
Other borrowings	175,514	2,131	4.92	268,112	2,889	4.37
Subordinated debentures	46,393	962	8.29	46,393	872	7.52

Total interest-bearing liabilities	1,743,410	20,316	4.73	1,764,812	17,166	3.94

Noninterest-bearing demand deposits	238,532			219,108
Other liabilities	22,080			17,266
Shareholders’ equity	201,898			175,892

Total liabilities and shareholders’ equity	$2,205,920			$2,177,078

Net interest income and spread		$22,714	3.49%		$22,242	3.74%

Net interest margin (1)			4.34%			4.34%

Average interest-earning assets to average interest-bearing liabilities	121.84%			117.87%

(1)	Net interest margin = annualized net interest income / average interest-earning assets

SOUTHWEST BANCORP, INC.	Table 5
UNAUDITED SUMMARY FINANCIAL DATA
(Dollars in thousands except per share)

	2007	2006
	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
OPERATIONS
Interest income:
Loans	$40,286	$42,034	$41,074	$39,047	$36,718
Investment securities	2,679	2,661	2,686	2,705	2,670
Other interest-earning assets	65	28	57	60	20

Total interest income	43,030	44,723	43,817	41,812	39,408
Interest expense:
Interest bearing demand deposits	81	62	79	78	63
Money market accounts	3,962	3,979	4,066	4,227	3,748
Savings accounts	20	20	19	6	5
Time deposits of $100,000 or more	8,132	8,121	8,106	7,478	6,182
Other time deposits	5,028	4,935	4,578	3,943	3,407

Total interest-bearing deposits	17,223	17,117	16,848	15,732	13,405
Other borrowings	2,131	2,578	2,281	2,275	2,889
Subordinated debentures	962	989	992	944	872

Total interest expense	20,316	20,684	20,121	18,951	17,166

Net interest income	22,714	24,039	23,696	22,861	22,242
Provision for loan losses	1,861	2,567	3,006	3,316	2,676
Other income:
Service charges and fees	2,235	2,837	2,872	3,009	2,774
Gain on sales of loans	1,208	877	616	1,040	905
Gain (loss) on investment securities	(448)	525	60	(71)	(263)
Other noninterest income	345	105	411	527	552

Total other income	3,340	4,344	3,959	4,505	3,968
Other expense:
Salaries and employee benefits	8,125	8,392	7,477	7,788	7,240
Occupancy	2,403	2,673	2,520	2,430	2,567
FDIC and other insurance	123	132	128	124	127
Other real estate, net	(69)	30	122	26	108
General and administrative	6,249	4,464	3,663	3,484	3,148

Total other expenses	16,831	15,691	13,910	13,852	13,190

Income before taxes	7,362	10,125	10,739	10,198	10,344
Taxes on income	2,862	3,672	4,100	3,572	4,065

Net income	$4,500	$6,453	$6,639	$6,626	$6,279

PER SHARE DATA
Basic earnings per common share	$0.32	$0.45	$0.47	$0.46	$0.45
Diluted earnings per common share	0.31	0.44	0.46	0.45	0.44
Cash dividends declared per share	0.0925	0.0825	0.0825	0.0825	0.0825
Book value per share	14.14	13.87	13.44	12.89	12.52
Tangible book value per share	14.05	13.78	13.37	12.88	12.51
Weighted average shares outstanding:
Basic earnings per common share	14,263,698	14,230,015	14,206,947	14,151,442	14,075,998
Diluted	14,642,913	14,562,343	14,533,573	14,470,954	14,406,911
OTHER FINANCIAL DATA
Investment securities	$274,106	$269,849	$269,818	$269,736	$271,858
Loans held for sale	108,025	188,464	257,689	318,477	383,164
Portfolio loans	1,667,195	1,602,726	1,541,738	1,457,705	1,391,817
Total loans	1,775,220	1,791,190	1,799,427	1,776,182	1,774,981
Total assets	2,194,179	2,170,628	2,157,738	2,188,102	2,145,839
Total deposits	1,803,181	1,765,611	1,740,564	1,764,774	1,699,212
Other borrowings	123,212	138,094	157,740	170,904	203,616
Subordinated debentures	46,393	46,393	46,393	46,393	46,393
Total shareholders’ equity	201,777	197,510	191,231	182,700	176,945
Mortgage servicing portfolio	134,259	135,904	131,688	134,414	132,825
Continued

SOUTHWEST BANCORP, INC.	Table 5
UNAUDITED SUMMARY FINANCIAL DATA	Continued
(Dollars in thousands except per share)

	2007	2006
	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
PERFORMANCE RATIOS
Return on average assets	0.83%	1.15%	1.20%	1.21%	1.17%
Return on average equity	9.04	13.06	13.94	14.59	14.48
Net interest margin	4.34	4.47	4.47	4.36	4.34
Dividends declared to net income	29.32	18.20	17.68	17.63	18.54
Effective tax rate	38.88	36.27	38.18	35.03	39.30
Efficiency ratio	64.60	55.28	50.30	50.62	50.32
ASSET QUALITY RATIOS
Nonperforming assets to total loans and other real estate owned	1.76%	1.74%	1.83%	1.61%	1.82%
Nonperforming loans to total loans	1.66	1.64	1.72	1.49	1.43
Net loan charge-offs to average total loans	0.31	0.71	0.28	0.38	0.39
Allowance for loan losses to total loans	1.56	1.52	1.56	1.48	1.39
Allowance for loan losses to nonperforming loans	94.18	92.97	90.52	99.67	97.80
CAPITAL RATIOS
Average total shareholders’ equity to average assets	9.15%	8.84%	8.62%	8.31%	8.08%
Leverage ratio	11.12	10.91	10.84	10.58	10.37
Tier 1 capital to risk-weighted assets	12.44	12.25	12.53	12.54	12.62
Total capital to risk-weighted assets	13.68	13.50	13.80	13.80	13.87
SEGMENT LOANS
Oklahoma banking	$890,503	$912,862	$889,453	$844,047	$846,045
Texas and Kansas banking	776,692	689,864	652,285	613,658	545,825

Subtotal	1,667,195	1,602,726	1,541,738	1,457,705	1,391,870
Secondary market	108,025	188,464	257,689	318,477	383,164
Other operations	—	—	—	—	(53)

Total loans	$1,775,220	$1,791,190	$1,799,427	$1,776,182	$1,774,981

SEGMENT NET INCOME*
Oklahoma banking	$4,284	$4,102	$3,988	$3,629	$3,685
Texas and Kansas banking	2,085	1,368	1,479	1,618	1,774

Subtotal	6,369	5,470	5,467	5,247	5,459
Secondary market	753	1,279	1,355	1,739	1,694
Other operations	(2,622)	(296)	(183)	(360)	(874)

Total net income	$4,500	$6,453	$6,639	$6,626	$6,279

OFFICES AND EMPLOYEES
FTE Employees	443	429	430	409	390
ATM’s	39	125	302	296	297
Branches	15	15	15	13	13
Loan production offices	3	3	3	3	2
Assets per employee	$4,953	$5,060	$5,018	$5,350	$5,502

Balance sheet amounts are as of period end unless otherwise noted.

*	In 2007, Southwest revised its methodology for presenting segment net income to reflect capital pricing.

Segment net income for prior periods above have been restated to reflect this change.

SOUTHWEST BANCORP, INC.	Table 6
UNAUDITED SUPPLEMENTAL ANALYTICAL DATA
(Dollars in thousands except per share)

	2007	2006
	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
LOAN COMPOSITION
Real estate mortgage:
Commercial	$582,440	$609,271	$615,495	$579,966	$573,842
One-to-four family residential	83,312	91,441	94,966	97,513	91,007
Real estate construction	517,199	453,750	383,751	366,247	302,698
Commercial	457,838	424,189	421,173	389,525	401,820
Installment and consumer:
Guaranteed student loans	101,905	181,458	252,664	312,888	378,372
Other	32,526	31,081	31,378	30,043	27,242

Total loans, including held for sale	1,775,220	1,791,190	1,799,427	1,776,182	1,774,981
Less allowance for loan losses	(27,728)	(27,293)	(28,064)	(26,341)	(24,760)

Total loans, net	$1,747,492	$1,763,897	$1,771,363	$1,749,841	$1,750,221

By statement of condition category:
Loans held for sale:
Student loans	$101,905	$181,458	$252,664	$312,888	$378,372
One-to-four family residential	4,113	4,654	2,506	2,583	1,718
Other	2,007	2,352	2,519	3,006	3,074

Total loans held for sale	108,025	188,464	257,689	318,477	383,164
Portfolio loans	1,667,195	1,602,726	1,541,738	1,457,705	1,391,817

Total loans before allowance	$1,775,220	$1,791,190	$1,799,427	$1,776,182	$1,774,981

DEPOSIT COMPOSITION
Non-interest bearing demand	$251,777	$254,415	$245,335	$235,649	$229,979
Interest-bearing demand	63,741	55,396	58,037	62,114	58,188
Money market accounts	394,668	371,912	358,812	383,772	389,688
Savings accounts	11,196	11,273	10,931	8,895	9,233
Time deposits of $100,000 or more	646,668	648,664	646,849	678,660	637,574
Other time deposits	435,131	423,951	420,600	395,684	374,550

Total deposits	$1,803,181	$1,765,611	$1,740,564	$1,764,774	$1,699,212

NONPERFORMING ASSETS
Nonaccrual loans	$26,978	$26,735	$23,913	$23,135	$23,555
90 days past due and accruing	2,462	2,622	7,090	3,293	1,763

Total nonperforming loans	29,440	29,357	31,003	26,428	25,318
Other real estate loans	1,869	1,873	1,878	2,143	7,124

Total nonperforming assets	$31,309	$31,230	$32,881	$28,571	$32,442

ALLOWANCE ACTIVITY
Balance, beginning of period	$27,293	$28,064	$26,341	$24,760	$23,812
Charge offs	1,728	3,643	1,630	1,844	1,808
Recoveries	302	305	347	109	80

Net charge offs	1,426	3,338	1,283	1,735	1,728
Provision for loan losses	1,861	2,567	3,006	3,316	2,676

Balance, end of period	$27,728	$27,293	$28,064	$26,341	$24,760

REGULATORY CAPITAL DATA
Tier I capital	$244,862	$241,399	$237,421	$231,721	$225,595
Total capital	269,513	266,097	261,521	254,894	248,014
Total risk adjusted assets	1,967,001	1,968,119	1,894,750	1,847,635	1,788,001
COMMON STOCK
Issued	14,658,042	14,658,042	14,658,042	14,658,042	14,658,042
Less treasury shares	(385,632)	(417,535)	(433,308)	(484,774)	(524,867)

Outstanding shares	14,272,410	14,240,507	14,224,734	14,173,268	14,133,175

INTANGIBLE ASSET DATA
Goodwill	$1,213	$1,213	$1,098	$194	$194
Core deposit intangible	1,531	1,595	1,659	—	—
Mortgage servicing rights	1,413	1,436	1,385	1,351	1,343
Nonmortgage servicing rights	37	38	25	48	53

Total intangible assets	$4,194	$4,282	$4,167	$1,593	$1,590

Intangible amortization expense	$162	$493	$331	$188	$93

Balance sheet amounts are as of period end unless otherwise noted.